As filed with the Securities and Exchange Commission on April 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

HilleVax, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2836	85-0545060
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

75 State Street, Suite 100 - #9995

Boston, Massachusetts 02109

(617) 213-5054

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Rob Hershberg, M.D., Ph.D.

Chairman, President and Chief Executive Officer

HilleVax, Inc.

75 State Street, Suite 100 - #9995

Boston, Massachusetts 02109

(617) 213-5054

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Cheston J. Larson	Paul Bavier	Alan F. Denenberg
Matthew T. Bush	General Counsel and Chief	Emily Roberts
Wesley C. Holmes	Administrative Officer	Davis Polk & Wardwell LLP
Latham & Watkins LLP	HilleVax, Inc.	1600 El Camino Real
200 Clarendon Street	75 State Street, Suite 100 - #9995	Menlo Park, California 94025
Boston, Massachusetts 02116	Boston, Massachusetts 02109	(650) 752-2000
(617) 948-6000	(617) 213-5054

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒     (File No. 333-264159)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by HilleVax, Inc. (the “Registrant”) by 1,691,650 shares, 220,650 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form S-1, as amended (File No. 333-264159) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description of Exhibit
5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on April 25, 2022)

23.1	Consent of independent registered public accounting firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page of the Prior Registration Statement filed on April 6, 2022)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on this 28th day of April, 2022.

HILLEVAX, INC.

By:	/s/ Robert Hershberg, M.D., Ph.D.
Robert Hershberg, M.D., Ph.D.
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Robert Hershberg, M.D., Ph.D. Robert Hershberg, M.D., Ph.D.	Chairman, President and Chief Executive Officer (principal executive officer)	April 28, 2022

/s/ David Socks David Socks	Chief Financial Officer and Chief Business Officer (principal financial and accounting officer)	April 28, 2022

* Shelley Chu, M.D., Ph.D.	Director	April 28, 2022

* Gary Dubin, M.D.	Director	April 28, 2022

* Julie Gerberding, M.D., M.P.H.	Director	April 28, 2022

* Patrick Heron	Director	April 28, 2022

* Jeryl Hilleman	Director	April 28, 2022

* Aditya Kohli, Ph.D.	Chief Operating Officer and Director	April 28, 2022

* Jaime Sepulveda, M.D., D.Sc., M.P.H.	Director	April 28, 2022

* Susan Silbermann	Director	April 28, 2022

*By:	/s/ Robert Hershberg, M.D., Ph.D.
Robert Hershberg, M.D., Ph.D.
Attorney-in-fact